UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2010

SOLAR THIN FILMS, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13549 (Commission File Number)	95-4359228 (IRS Employer Identification No.)

116 John Street, Suite 1120, New York, New York 10038 Telephone No.: (212) 629-8260 (Address and telephone number of Registrant's principal executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

            On October 29, 2010, Solar Thin Films, Inc. (the “Company”) notified BudaSolar Technologies, Inc. (“BudaSolar” that, after long and careful deliberations we decided not to proceed with the acquisition of BudaSolar and terminated the May 17, 2010 Share Purchase Agreement with BudaSolar. By letter dated November 3, 2010 BudaSolar has accepted our decision. We continue to hold BudaSolar, its management and its personnel in the highest regard.  We intend to continue our pursuit of new business opportunities involving BudaSolar in joint ventures or other strategic relationships. We also report the successful collaboration between Solar Thin Films, Kraft Elektronikai, Zrt. and BudaSolar Technologies in completing the Grupo Unisolar factory in Bejar, Spain , which Grupo Unisolar, S.A. has accepted as fully complete.

Item 3.03:  Material Modification to Rights of Security Holders.

On November 8, 1010 we filed a Certificate of Decrease reducing the allocation of Series B-1 Preferred Stock from one million (1,000,000) to nine hundred thousand (900,000) shares. A copy of the filed   Certificate of Decrease is attached hereto as exhibit 99.1.  Concurrently, we filed a Certificate of Designation of Rights and Preference for our new Series C Preferred stock.  This series consists of 100,000 shares.  The rights and preferences of this Series are set forth in the Certificate of Designation of Rights and Preferences of the Series C Preferred Stock , a copy of which is attached hereto as exhibit 99.2 and incorporated herein by reference.

Item 8.01:  Other Events

We have decided to shift our focus from turnkey factory sales in foreign markets through our Hungarian manufacturing business to concentrate on establishing and managing solar farms throughout the United States and Canada.  Accordingly, we are in the process of winding down the affairs of our Kraft Elektronikai, Zrt. subsidiary, which is insolvent.  Kraft, together with BudaSolar, will still cooperate with the Grupo Unisolar, S.A. agreement by assisting in its pending I.E.C. and U.L. certification applications for its modules.  We have prepaid for €718,000 of finished, certified Grupo modules.  We expect to work closely with Grupo Unisolar, S.A. in developing solar farms, new products, more production capacity and new marketing opportunities in the future.

The parties to the Atlantis Solar, LLC Stock Purchase Agreement never consummated its terms and are now in litigation. We believe that we have meritorious defenses and will vigorously defend the case.  We also believe that the case is largely frivolous and that any non-frivolous claims advanced by the sole owner and employee of Atlantis Solar are too small to have any material adverse effect on the financial condition of the Company.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number
Exhibit 99.1	Certificate of Decrease of the Series B-1 Preferred Stock

Exhibit 99.2	Certificate of Designation of Rights and Preferences for the Series C Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Solar Thin Films, Inc.

Date: November 9, 2010	By:	/s/ Robert M.Rubin
Robert M.Rubin, CEO